                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                  Virginia Commonwealth Financial Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number,
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

                  VIRGINIA COMMONWEALTH FINANCIAL CORPORATION
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held May 10, 2000

To Our Stockholders:

     The Annual Meeting of Stockholders of Virginia Commonwealth Financial Corporation will be held at the Lake of the Woods Clubhouse, Locust Grove, Virginia, on Wednesday, May 10, 2000 at 3:00 p.m. for the following purposes:

     1. To elect three (3) directors to serve until the 2003 Annual Meeting of Stockholders, one (1) director to serve until the 2001 annual meeting, one (1) director to serve until the 2002 annual meeting, or until their successors are elected and qualified;

     2. To ratify the appointment of Yount, Hyde & Barbour, P.C., as external auditors for the fiscal year ending December 31, 2000; and

     3. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on February 25, 2000, will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

                              By Order of the Board of Directors,

                              /s/ Edward V. Allison, Jr.
                              --------------------------
                              Edward V. Allison, Jr.
                              Secretary

February 28, 2000

     Please sign, date, and mail the enclosed proxy card promptly. No postage is required if the return envelope is used and mailed in the United States. If you attend the meeting, you may, if you desire, revoke your proxy and vote in person.

                  VIRGINIA COMMONWEALTH FINANCIAL CORPORATION
                             102 South Main Street
                              Post Office Box 71
                           Culpeper, Virginia 22701


--------------------------------------------------------------------------------
                              PROXY STATEMENT FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 10, 2000
--------------------------------------------------------------------------------


                              GENERAL INFORMATION

     The enclosed proxy is solicited by the Board of Directors of Virginia Commonwealth Financial Corporation (the "Company") for the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Lake of the Woods Clubhouse, Locust Grove, Virginia on May 10, 2000, at 3:00 p.m., for the purposes set forth in the accompanying Notice of Annual Meeting. The approximate mailing date of this Proxy Statement and accompanying proxy is March 17, 2000.

Revocation and Voting of Proxies

     Execution of a proxy will not affect a Stockholder's right to attend the Annual Meeting and to vote in person. Any Stockholder who has executed and returned a proxy may revoke it at any time before the proxy is exercised by filing an instrument effecting such revocation or a duly exercised proxy bearing a later date with the Company at the above address. Stockholders also may revoke their proxies by attending the Annual Meeting and voting in person. Proxies will extend to, and will be voted at, any adjourned session of the Annual Meeting.

Voting Rights of Stockholders

     Only stockholders of record at the close of business on February 25, 2000 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of the close of business on the record date, 2,356,730 shares of Company common stock, par value of $2.50 per share, were outstanding and entitled to vote at the meeting. The Company has no other class of stock outstanding.

     Each share of Company common stock is entitled to one vote for as many persons as there are directors to be elected at the Annual Meeting and one vote for all other matters voted on at the Annual Meeting. Shares of Company common stock are not entitled to cumulative voting rights. The presence, in person or by proxy, of a majority of the votes entitled to be cast will constitute a quorum for the transaction of business at the Annual Meeting.

Solicitation of Proxies

     The expenses of soliciting proxies will be borne by the Company. Proxies are being solicited by mail, and also may be solicited by directors, officers, employees and agents of the Company in person, by telephone, or by mail. Officers, directors and employees of the Company will not receive special compensation for their solicitation activities. The Company may reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for their reasonable expenses in sending proxy materials to beneficial owners of Company common stock.

Principal Stockholders

     As of February 25, 2000, no person was known to the Company to beneficially own 5% or more of the outstanding shares of Company common stock.

     Virginia Commonwealth Trust Company (VCTC), a wholly-owned subsidiary of the Company, holds as trustee of various trust accounts a total of 211,438 shares (or approximately 8.9%) of Company common stock. Section 13.1-662E of the Virginia Code prohibits VCTC from voting these shares at the Annual Meeting unless a co-fiduciary is appointed for the sole purpose of voting such shares.

     As of February 25, 2000, the directors and executive officers of the Company as a group beneficially owned 112,130 shares (or approximately 4.8%) of Company common stock.

                                 PROPOSAL ONE
                             ELECTION OF DIRECTORS

     The Board of Directors of the Company is divided unto three classes of directors (Class I, Class II and Class III). In accordance with the provisions of the Agreement and Plan of Reorganization dated September 15, 1999, between the Company and Caroline Savings Bank, pursuant to which Caroline Savings Bank became a wholly-owned subsidiary of the Company (the "Affiliation Agreement"), the Board of Directors of the Company was increased from eight to ten directors and William R. Southworth and E. Page Butler, two directors of Caroline Savings Bank, were added as a Class II and Class I director, respectively.

     The term of office for the Class III directors will expire at the Annual Meeting. The first three persons in the table below all of whom currently serve as directors of the Company, will be nominated to serve as Class III directors. In addition, and in accordance with the Affiliation Agreement, Mr. Southworth and Mr. Butler will be nominated to serve as a Class II and Class I director, respectively. If elected, the Class III directors will serve for a term of three years until the 2003 Annual Meeting, or until their successors are duly elected and qualify, Mr. Southworth will serve a term of one year until the 2001 Annual Meeting, and Mr. Butler will serve a term of two years until the 2002 Annual Meeting, or until their respective successors are duly elected and qualify.

     The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. If any of the persons named below is unavailable to serve for any reason, an event which the Board of Directors does not anticipate, proxies will be voted for the remaining nominees and such other person or persons as the Board of Directors may designate. In the alternative, the Board may reduce the size of a class of directors to the number of remaining nominees, if any, for whom the proxies will be voted.

     The following table sets forth certain information concerning the nominees for election at the Annual Meeting as directors, as well as certain information about the remaining Class I and Class II directors, who will continue in office after the Annual Meeting until the 2002 and 2001 Annual Meetings, respectively. The Board of Directors recommends that the stockholders vote FOR election of the Directors who have been nominated.

                             NOMINEES FOR ELECTION
                              CLASS III DIRECTORS
                     (To Serve until 2003 Annual Meeting)

                                     Director     Occupation                      Number and Percentage of
Name and Age                         Since (2)    Past 5 Years                    Shares Beneficially Owned (3)
------------                         -------------------------                    -----------------------------
O. R. Barham, Jr.            49      1996  President and Chief Executive
                                           Officer, Second Bank & Trust
                                           President, Virginia
                                           Commonwealth Fin. Corp.                              4,866 (1)

Marshall D. Gayheart, Jr.    69      1971  Retired, Proprietor,
                                           Gayheart Drug Store                                 30,319 (4)(1.3%)

H. Wayne Parrish             56      1988  President and General Manager,
                                           Allmans BBQ; Real Estate Appraiser                   8,386 (1)(4)

                                           REMAINING CLASS I DIRECTORS
                                       (Serving until 2002 Annual Meeting)

Gregory L. Fisher            50      1992  President, Eddins Ford, Inc.                           466 (1)

Thomas F. Williams, Jr.      61      1988  Partner, Franklin, Williams and
                                           Cowan, Esq.                                         12,855 (1)(4)

                                   NOMINEE FOR ELECTION AS A CLASS I DIRECTOR

E. Page Butler               52      1996  Owner, Page Butler, Inc.                            11,810 (1)(4)

                                           REMAINING CLASS II DIRECTORS
                                       (Serving until 2001 Annual Meeting)

Taylor E. Gore               61      1975  Executive Vice President &
                                           General Manager, Culpeper
                                           Farmers' Co-op, Inc.                                 6,088 (1)

W. Robert Jebson, Jr.        66      1990  President, Environmental Systems
                                           Service, Ltd.                                        5,394 (1)(4)

William B. Young             61      1988  Chairman and Chief Executive Officer,
                                           Virginia Commonwealth Fin. Corp.                    12,333 (1)(4)

                  NOMINEE FOR ELECTION AS A CLASS II DIRECTOR

W.R. Southworth             63   1975  Chief Executive Officer
                                       Caroline Savings Bank                    9,520 (1)

All Directors & Executive Officers of the Company as a group (13)             112,130 (4.8%)
                                                                              -------

--------------------------------------------------------------------------------

     (1) Represents less than 1% of the outstanding shares based upon 2,356,730 shares outstanding as of February 25, 2000.

     (2) The date above refers to the year in which Messrs. Barham, Gayheart, Gore, Jebson and Fisher were first elected to the Board of Directors of Second Bank & Trust, Messrs. Parrish, Williams and Young were first elected to the Board of Directors of Virginia Heartland Bank, and Messrs. Butler and Southworth were first elected to the Board of Directors of Caroline Savings Bank.

     (3) For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within sixty days.

     (4) Includes shares held by spouses and minor children, shares held jointly or with spouses, and shares held as custodian or trustee: Mr. Butler, 6,111 shares; Mr. Williams, 5,520 shares; Mr. Jebson, 523 shares; Mr. Young, 9,247 shares; Mr. Gayheart, 1,000 shares; Mr. Parrish, 230 shares; and Mr. Southworth, 444 shares.

Board of Directors and Committees

     The Board of Directors of the Company met monthly in 1999. In 1999, all directors attended at least 75% of the regular, special, or committee meetings of the Board of Directors of the Company, which he (she) was required to attend.

     There are no family relationships among any of the directors or executive officers, and none of the directors serves as a director of any other company with a class of securities registered under Section 12 of the Securities Exchange Act of 1934.

     The Company has a Nominating Committee comprised of Messrs. Gayheart, Gore and Jebson. The Nominating Committee meets once a year to nominate directors and recommend officers to serve the Company for the coming year.

     The Audit Committee is comprised of Messrs. Barham, Fisher, Gore, Williams and Young. In addition, Directors Charles K. Gyory of Second Bank & Trust and Jerry W. Leonard of Virginia Heartland Bank serve on the Audit Committee. The Audit Committee meets periodically to examine audit reports to determine whether audit exceptions are being addressed by management and whether internal control of the Company remains adequate. The Committee met 4 times in 1999.

     The Company does not have a standing Personnel Committee. The Board of Directors review employee benefit plans and ratify the actions of its affiliate board of directors in determination of the level of compensation for each officer and director of the affiliates.

                            EXECUTIVE COMPENSATION

Compensation of Directors

     Directors of the Company receive a monthly fee of $600.00 for serving as Board of Directors. Directors of the Company are not paid for committee meetings on which they serve.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the Exchange Act), directors and executive officers of the Company are required to file reports with the Securities and Exchange Commission indicating their holdings of and transactions in the Company's equity securities. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, insiders of the Company complied with all filing requirements during the fiscal year ended December 31, 1998.

Cash Compensation

     The officers of the Company do not receive any compensation from the Company, but are paid by each subsidiary Bank for their service as executive officers of the respective Bank. During 1999, the only executive officers of the Company who received annual compensation in excess of $100,000 were Messrs. Edward V. Allison, Jr., O. R. Barham, Jr. and William B. Young. The following table summarizes the cash compensation paid to these individuals.

                          Summary Compensation Table
                            Annual Compensation (5)

Name of Officer                                          Other Annual
Principal Position             Year    Salary    Bonus   Compensation(3)
------------------             ----    ------    -----   ---------------

William B. Young (2)           1999  $165,000  $   -0-          $ 8,298
                               1998  $138,800  $   -0-          $ 4,342

O.R. Barham, Jr. (1)           1999  $170,000  $   -0-          $29,053
                               1998  $146,668  $   -0-          $31,733
                               1997  $139,800  $10,000          $28,702

Edward V. Allison, Jr. (4)     1999  $104,668  $   -0-          $ 5,330
                               1998  $101,700  $   -0-          $ 4,494

(1) Mr. Barham served as President and Chief Executive Officer of Second National Fin. Corp. during 1997 and 1998; and President of the Company since October, 1998.
(2) Mr. Young has served as Chairman and Chief Executive Officer of the Company since October, 1998.
(3) Includes for 2000: $20,553 accrued on behalf of Mr. Barham under the Second Bank & Trust Profit Sharing, 401k Savings and Employee Stock Ownership Plans and $8,500 accrued to Mr. Barham under the Second Bank & Trust Deferred Compensation Plan; includes $5,934 and $3,761 accrued to Mr. Young and Mr. Allison under the Virginia Heartland Bank Profit Sharing Thrift Plan.
(4)  Mr. Allison has served as Secretary since October, 1998.
(5) No long-term compensation was accrued to these officers in 1999, 1998 or 1997.

Employment Agreements

     Mr. Barham entered into an employment agreement with the Company effective January 1, 1997. The agreement is general in nature and has few conditions relative to current or ongoing employment conditions. Mr. Barham's base compensation under this agreement is determined at the sole discretion of the Board of Directors, but does include minimum thresholds for each year of the agreement. The agreement provides that in the event the Company, acting either through its stockholders or its Directors, approves a change in control event as defined, Mr. Barham will be entitled to receive from the Company base compensation and accrued benefits for a twenty-four month period, regardless of consideration of future employment. In the event the Company terminates Mr. Barham's employment without cause, or Mr. Barham terminates his employment for good reason as defined, the Company will pay to Mr. Barham a lump sum within thirty days of employment termination equal to base compensation for a period of eighteen months from the date of termination.

     As incentive for Mr. Barham to remain in the employ of the Company and as protection for the Company from Mr. Barham leaving the Company's employ, absent a sale of the Company as defined, the agreement provides that if the officer voluntarily leaves the employ of the Bank without there being any such change in control of the Company, he may not be employed with or work in any office of any company as an officer, director, employee or partner within a 50 mile radius of any branch office of the Company without written consent of the Board of Directors for a period of two years after Mr. Barham's employment. Failure to comply will result in termination of all benefits remaining to be paid as part of the agreement.

     Mr. Young entered into a two year agreement effective October, 1998 which provides that while Mr. Young is Chairman of the Company, his combined salary for service to the Company and Virginia Heartland Bank will be $165,000 per year. Following such term, Mr. Young will be offered a non-employee consulting position at $75,000 per year for a two-year period.

     If Mr. Young's employment contract is terminated without "cause," as defined in the contract, Virginia Heartland Bank must pay all compensation (which includes salary and/or consulting fee, as applicable) due under the terminated contract for a period not to exceed one year following the termination. The employment contracts also contain a provision that any successor to all or substantially all of the business and/or assets of the Company expressly assume this employment contract. Mr. Young's annual salary and subsequent consulting fee is fixed. In addition, Mr. Young is not eligible for merit raises, participation in stock option plans or bonus plans given or maintained by the Company or either Virginia Heartland or Second Bank & Trust. The contract provides that if Mr. Young voluntarily terminates the contract, he shall not directly or indirectly become affiliated with another financial institution within the Commonwealth of Virginia for a period of two years.

     Mr. Allison, as President of Virginia Heartland Bank, and Senior Vice President and Secretary of the Company, entered into a five year agreement effective October, 1998. Mr. Allison receives an annual salary subject to annual review and adjustment by the Board of Directors. If Mr. Allison's employment contract is terminated without "cause," as defined in the contract, Virginia Heartland Bank must pay annual salary for a period not to exceed one year following the termination. The employment contracts also contain a provision that any successor to all or substantially all of the business and/or assets of the Company expressly assume this employment contract. The contract provides that if Mr. Allison voluntarily terminates the contract, he shall not directly or indirectly become affiliated with another financial institution within the Commonwealth of Virginia for a period of two years.

     William R. Southworth, a nominee for director, serves as President and Chief Executive Officer of Caroline Savings Bank pursuant to an employment and consultation agreement, which provides for him receiving a salary of $85,000 through June 30, 2001.

Employee Benefit Plans

     The Company and its two banking subsidiaries, Second Bank & Trust and Virginia Heartland Bank, maintain several tax qualified and non-qualified employee benefit plans for employees of the two Banks, which benefit plans are described below.

     Company Plans

     The Company has a noncontributory pension plan which conforms to the Employee Retirement Income Security Act of 1974 (ERISA). The amount of benefits payable under the plan is determined by an employee's period of credited service. The amount of normal retirement benefit will be determined based on a Pension Equity Credit formula. The employee receives credits based on their age and years of service. The plan provides for early retirement for participants with five years of service and the attainment of age 55. A participant who terminates employment with 2 or more years of service will be entitled to a benefit. The benefits are payable in single or joint/survivor annuities as well as a lump sum payment upon retirement or separation of service.

     The following table shows the estimated annual benefits payable upon retirement based on specified remuneration and years of credited service classifications, assuming continuation of the present plan and retirement on January 1, 2000, at age 65 (normal retirement date):

            ESTIMATED ANNUAL PENSION BASED ON AVERAGE COMPENSATION

      AVERAGE          10 YEARS     15 YEARS   20 YEARS    25 YEARS
     COMPENSATION     OF SERVICE  OF SERVICE  OF SERVICE  OF SERVICE
     ------------     ----------  ----------  ----------  ----------

         $ 10,000        $ 1,000     $ 1,500     $ 2,000     $ 2,500
           25,000          3,625       5,438       7,250       9,063
           50,000          8,000      12,000      16,000      20,000
           75,000         12,375      18,563      24,750      30,938
          100,000         16,750      25,125      33,500      41,875
          125,000         21,125      31,688      42,250      52,813
          150,000         25,500      38,250      51,000      63,375
          175,000         29,875      44,813      59,750      74,688
          200,000         34,250      51,375      68,500      85,625

     Mr. Barham will have an estimated 24 years of credited service at normal retirement age.

     The Company has established a 401(k) Savings Plan for all affiliates effective January 1, 2000. The plan's primary purpose is to allow employees to save for retirement on a pre-tax basis. The plan provides for matching contributions by the Bank equal to 50% of the first 6% of salary reduction contributions made by the employee. Second Bank & Trust made a matched contribution of $ 62,973; and Virginia Heartland Bank made a matched contribution of $13,774 and discretionary contribution of $47,000 to their respective individual plans in 1999. The plan also provides for discretionary contributions to be made by the Company and allocated to participant accounts in proportion to the participant's compensation.

     Second Bank & Trust Plans

     Second Bank & Trust has a split dollar life insurance plan that is offered to certain bank officers. The Bank advances a portion of the premium, which will be reimbursed by the insured officer upon the termination of his employment or death. In 1999, $1,931 was advanced to Mr. Barham under this plan.

     The Bank established an Employee Stock Ownership Plan ("ESOP") under section 401(e) of the Internal Revenue Code as of January 1, 1984. The plan's primary purpose is to enable participating employees to share in the growth and prosperity of the Bank and the Company by allowing employees to acquire Company common stock. The Bank contributed $58,338 to the plan in 1999. Funds contributed by the Bank to the plan are allocated to participants in the plan in the ratio which the compensation of each participant bears to the total compensation of all the participants. Effective January 1, 2000 the ESOP plan assets were frozen and no future Company contributions are anticipated.

     Effective January 1, 1997, Second Bank & Trust adopted a non-qualified Executive Deferred Compensation Plan. Pursuant to the plan, Mr. Barham and any other employees of the Bank selected by the Board of Directors may defer receipt of a certain amount of pre-tax income and cash incentive compensation, plus a Bank percentage matching contribution of the deferred amount, for a period of no less than three years or until retirement, subject to termination of employment or certain other events, including an imminent change in control. The Bank's matching contribution for Mr. Barham is 5% of his base salary and as determined from time to time by the Board for other executives. The participants must pay taxes on the deferred payments when received.

     The Bank has a profit sharing plan under which employees of the Bank receive compensation directly related to the profitability of the Bank. Compensation under the plan is calculated and approved by the Board of Directors of the Bank. In 1999, the Bank contributed $219,000 to the plan.

Virginia Heartland Plans

     Virginia Heartland Bank has entered into supplemental retirement agreements with the Bank's Chairman and President which provide benefits payable over fifteen years to begin at age sixty and sixty-five, respectively. The agreement with Mr. Young and Mr. Allison calls for Virginia Heartland Bank to pay each $45,000 for fifteen years upon retirement. At December 31, 1999, $552,967 has been accrued under these contracts, and this liability is reflected in the consolidated financial statements. In 1999, $39,048 was accrued to Messrs. Young and Allison under this plan.

     The Bank is the owner and beneficiary of whole life insurance policies on the lives of Messrs. Young and Allison. If the Chairman or President decease during their employment, the Bank shall pay to their designated beneficiaries or estate $75,000 and $60,000, respectively, per year till retirement date, and thereafter $45,000 for both Messrs. Young and Allison for a period of fifteen years. In the event that this death benefit should become payable, such benefit shall be in lieu of all supplemental retirement accruals provided to the date of death.

Transactions with Directors and Officers

     As of December 31, 1999, borrowing from the Company by all policy-making officers, directors, their immediate families, and affiliated companies in which they are Stockholders amounted to approximately $7.014 million. This amount represented 16.8% of the total equity capital and 1.9% of the total assets of the Company as of December 31, 1999. These loans were made in the ordinary course of the Company's business, on the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with others, and do not involve greater than normal risks of collectibility. The Company expects to have similar banking transactions with directors, officers, principal Stockholders and their associates in the future.

Report on Executive Compensation

     The Board of Directors of each respective subsidiary bank has furnished the following report on executive compensation.

     The Board of Directors has developed and implemented compensation policies and plans which seek to enhance the profitability of the Company and maximize stockholder value by aligning closely the financial interests of its senior officers with those of its stockholders. The policies are designed to provide competitive levels of compensation to attract and retain corporate officers and key employees with outstanding abilities and to motivate them to perform to the full extent of their abilities. The policies provide for both annual salaries and participation in an incentive compensation plan with all other employees of the Company.

     The Board of Directors approves base salaries at levels competitive with amounts paid to senior executives with comparable qualifications, experience and responsibilities after comparing salary ranges of similar sized banks as provided by the VBA Salary Survey of Virginia Banks and other compensation surveys. The annual and incentive compensation is also closely tied to the Company's success in achieving significant financial performance goals.

     The Board of Directors approves the Chief Executive's annual salary based on the compensation data from selected peer banks, their assessment of past performance and its expectation as to future contributions in leading the Company. In addition to the internal measures above, the Board of Directors also reviews the financial performance of the Company in relation to peer group averages and predetermined goals set by the Board of Directors. A subjective approach is used in its evaluation of these factors and therefore does not rely on a formula or weights of specific factors.

     The incentive compensation plan, which includes all employees of the Company, stresses rewards for achievement of financial goals set each year. This program rewards employees for producing higher income, reducing costs and providing customers with excellent service. The formula for 1999 as adopted by the Board of Directors calls for an incentive of an increasing percentage based on achievement of specified levels of return on assets. The formula defines the incentive fund available for distribution for the year. The incentive funds are allocated prorata to all employees based on their salary.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the Company's Stockholder return with the return of certain indices for the period beginning December 31, 1994 and for following five years ending December 31. The Company's stock performance is compared to the NASDAQ Stock Index and the Carson Medlin Independent Bank Index.

                                 [GRAPH HERE]

                           1994   1995   1996   1997   1998   1999
                           ----   ----   ----   ----   ----   ----
VIRGINIA COMMONWEALTH
FINANCIAL CORPORATION       100    104    114    194    202    153
INDEPENDENT BANK INDEX      100    122    155    235    246    222
NASDAQ INDEX                100    141    174    213    300    542


During the years 1994-1996, and for the first six months of 1997, shares of Company Common Stock were not traded on any national or regional exchange, and trading was generally as a result of private negotiation. Accordingly, this graph is not necessarily indicative of how the Company's stock would have performed if it had traded on an exchange for the entire period. On July 14, 1997, the Company's stock began trading on the Nasdaq Small Cap Market, and currently trades under the trading symbol VCFC. The Nasdaq is operated by The Nasdaq Stock Market, Inc., a wholly-owned subsidiary of the National Association of Securities Dealers, Inc.

                                 PROPOSAL TWO
                   RATIFICATION OF SELECTION OF ACCOUNTANTS

     The Board of Directors has appointed Yount, Hyde & Barbour, P.C., as the external auditors for the Company for the fiscal year ending December 31, 2000. Yount, Hyde & Barbour, P.C. rendered audit services to the Company during 1999. These services consisted primarily of the examination and audit of the financial statements of the Company, tax reporting assistance, and other audit and accounting matters. Representatives of Yount, Hyde & Barbour, P.C. will have the opportunity to make a statement and to answer questions at the Annual Meeting if they desire to do so. The Board of Directors recommends that the Stockholders vote FOR the appointment of Yount, Hyde & Barbour, P.C.

                      2001 ANNUAL MEETING OF STOCKHOLDERS

     The Board of Directors need not include an otherwise appropriate stockholder proposal in its proxy statement or form of proxy for that meeting unless the proposal is received by the Company at its main office on or before December 15, 2000.

ANNUAL REPORTS TO STOCKHOLDERS

     The Company's Annual Report for the year ended December 31, 1999, which includes audited financial statements of the Company prepared in conformity with generally accepted accounting principles, will be delivered under a separate mailing. A copy of the Annual Report will be sent to any stockholder upon request. Requests for additional copies of the Annual Report should be directed to Jeffrey W. Farrar, CPA, Executive Vice President & Chief Financial Officer, at 102 South Main Street, P. O. Box 71, Culpeper, Virginia 22701.

                                 OTHER MATTERS

     Management knows of no other business to be brought before the Annual Meeting. Should any other business properly be presented for action at the meeting, the shares represented by the enclosed proxy will be voted by the persons named therein in accordance with their best judgment and in the best interests of the Company.

                                REVOCABLE PROXY
                 VIRGINIA COMMONWEALTH FINANCIAL CORPORATION

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                        ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 10, 2000

  The undersigned Stockholder(s) of Virginia Commonwealth Financial Corporation (the "Holding Company") hereby appoints Thomas F. Williams, Jr., William B. Young and Taylor E. Gore, with full power to act alone and full power of substitution each, as proxies of the undersigned with authority to vote in the name and on behalf of the undersigned at the Annual Meeting of Stockholders of the Holding Company to be held at the Lake of the Woods Clubhouse, Locust Grove, Virginia, on Wednesday, May 10, 2000 at 3:00 p.m., or at any adjournment thereof, on the following matters:

                                                           With-    For All
                                                  For      hold     Except
1. To elect three (3) directors to serve
   until the 2003 Annual Meeting of               [_]       [_]       [_]
   Stockholders, one (1) director to serve
   until the 2001 Annual Meeting and one (1) director to serve until the 2002 Annual Meeting or until their successors are elected and qualified.

   (CUMULATIVE VOTING IS NOT PERMITTED)

   O.R. Barham, Jr.             H. Wayne Parrish
   E. Page Butler               W.R. Southworth
   Marshall D. Gayheart, Jr.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.


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                                                  For     Against   Abstain
2. To ratify the appointment of Yount,
   Hyde & Barbour, P.C. as external               [_]       [_]       [_]
   auditors for the fiscal year ending
   December 31, 2000.

3. To transact such other business as may properly come before the meeting.

   When properly signed proxy will be voted in the manner directed by the undersigned. If no direction is given, this proxy will be voted FOR Items (1) and (2).

PLEASE CHECK BOX IF YOU PLAN TO ATTEND ------------------------------ [_]
THE MEETING.

Please be sure to sign and date     --------------------------------------------
 this Proxy in the box below.         Date
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-------Stockholder sign above----------------Co-holder (if any) sign above------

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   Detach above card, sign, date and mail in postage paid envelope provided.

                  VIRGINIA COMMONWEALTH FINANCIAL CORPORATION
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  By signing this proxy, the undersigned acknowledges that he or she has received the Holding Company's Proxy Statement dated February 28, 2000.
  NOTE: Joint owners should each sign. When signing as attorney, executor, administrator or guardian, please give full title as such. If signer is a corporation, please sign with the full corporate name by duly authorized officer.

                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY
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